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                                                                    EXHIBIT 10.4


              Dealer/Distribution Agreement Between The Registrant
               And Automation Associates, Inc. Dated May 21, 1985

                              THERMWOOD CORPORATION
                           AUTHORIZED DEALER AGREEMENT
                           MACHINING PRODUCTS DIVISION

This agreement entered into by and between Thermwood Corporation, and Indiana Corporation, and the undersigned, hereinafter referred to as the Dealer.

WITNESSETH THAT:

WHEREAS, Thermwood is engaged in the design, development, engineering, manufacturing and marketing of certain machinery products, hereinafter referred to as Thermwood Products; and

WHEREAS, Dealer is engaged in the sale of certain industrial equipment to certain end use purchasers, hereinafter referred to as the Dealer's Customers; and

WHEREAS, Thermwood and Dealer are desirous of entering into an agreement whereby Dealer would sell Thermwood Products and Technical Services, as herein defined to Dealer's Customers, under the following terms and conditions.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree to as follows:

1. Dealer shall be responsible for the promotion and consummation of the sale, to Dealer's Customers, of the products offered by the Machining Products Division and Technical Services Division of Thermwood at prices and terms specified in the Authorized Dealer Manual.

2. Dealer shall complete and forward to Thermwood a Customer Designation Certificate, a copy of which is attached hereto and made a part hereof.

3. Dealer shall provide to Thermwood documentation as specified in the authorized Dealer Manual as a legal purchase order from the Dealer's Customer to Thermwood.

4. In the event the efforts exerted by Dealer pursuant to the
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provisions of Paragraphs 1,2 and 3 hereof results in the sale of Thermwood
Products to one or more of the Dealer's Customers, Thermwood shall pay to Dealer the commission amount as stated within the Authorized Dealer Manual.

5. The payment of commissions pursuant to paragraph 4 above shall be conditioned on the following:

a) A Customer Designation Certificate has been forwarded to Thermwood registering Dealer's Customer and such Customer Designation Certificate has been accepted by Thermwood according to the procedures detailed in the Authorized Dealer Manual.

b) Such Customer Designation Certificate shall be in full force and effect at the time the order from Dealer's Customer is received by Thermwood.

c) Dealer's Customer has paid to Thermwood the full amounts of Thermwood invoices covering the products and services sold.

6. The Dealer is not an agent or representative of Thermwood and the Dealer may not bind Thermwood with respect to any third party in any manner whatsoever.

7. Thermwood shall supply Dealer with an Authorized Dealer Manual, which contains information concerning policies, procedures, products, prices, commission rates and payment schedules, terms, warranties and other business related matters. Dealer agrees to operate within the dictates of the Authorized Dealer Manual. Thermwood retains the right to change or modify the Authorized Dealer Manual upon written notice from Thermwood to Dealer of said changes.

8. This agreement shall continue in full force and effect for a period of one year and shall be renewed automatically thereafter for successive individual periods of one year at which time either party hereto may terminate this agreement by giving at least 90 days written notice of termination. This agreement shall be governed by the laws of the State of Indiana.

9. The effective date of this agreement is May 21, 1985.

IN WITNESS WHEREOF, the Dealer has caused his hand and seal to be affixed hereunto or has caused this agreement to be signed by its proper officer or director hereunto duly authorized, and Thermwood has caused this agreement to be signed by its proper officer or director hereunto duly authorized.
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Dealer Name:   Automation Associates
Dealer Signature:  /s/ Linda Susnjara

THERMWOOD CORPORATION
By:  /s/ David Hildenbrand